Exhibit 1.12

ARTICLES OF AMENDMENT
TO THE
THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
TOP SHIPS INC.
PURSUANT TO SECTION 90 OF
THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT

I, Evangelos J. Pistiolis, as the Chief Executive Officer of TOP Ships Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands as OCEAN HOLDINGS INC. on January 10, 2000 (the “Corporation”), for the purpose of amending the Third Amended and Restated Articles of Incorporation of said Corporation pursuant to Section 90 of the Business Corporations Act, as amended, hereby certify:

1.	The name of the Corporation is: TOP Ships Inc.

2.	The Articles of Incorporation were filed with the Registrar of Corporations on the 10th day of January, 2000 under the name "OCEAN HOLDINGS INC."

3.	Articles of Amendment were filed with the Registrar of Corporations on the 30th day of April, 2004, changing the name of the Corporation to "TRANS OCEAN PETROLEUM TANKERS INC."

4.	Articles of Amendment were filed with the Registrar of Corporations on the 10th day of May, 2004, changing the name of the Corporation to "TOP TANKERS INC."

5.	Articles of Amendment were filed with the Registrar of Corporations on the 27th day of May, 2004.

6.	Restated and Amended Articles of Incorporation were filed with the Registrar of Corporations on the 21st day of July, 2004.

7.	Articles of Amendment were filed with the Registrar of Corporations on the 22nd day of July, 2005.

8.	Articles of Amendment were filed with the Registrar of Corporations on the 17th day of December, 2007 changing the name of the Corporation to "TOP SHIPS INC."

9.	Articles of Amendment were filed with the Registrar of Corporations on the 20th day of March, 2008.

10.	The Second Amended and Restated Articles of Incorporation were filed with the Registrar of Corporations on the 17th day of September, 2009.

11.	The Third Amended and Restated Articles of Incorporation were filed with the Registrar of Corporations on the 23rd day of June, 2011.

12.	Articles of Amendment were filed with the Registrar of Corporations on the 17th day of April, 2014.

13.	Articles of Amendment were filed with the Registrar of Corporations on the 16th day of February, 2016.

14.	A Certificate of Correction was filed with the Registrar of Corporations on the 14th day of February, 2017.

15.	Articles of Amendment were filed with the Registrar of Corporations on the 10th day of May, 2017.

16.	Articles of Amendment were filed with the Registrar of Corporations on the 22nd day of June, 2017.

17.	Articles of Amendment were filed with the Registrar of Corporations on the 2nd day of August, 2017.

18.	Articles of Amendment were filed with the Registrar of Corporations on the 5th day of October, 2017.

19.	Articles of Amendment were filed with the Registrar of Corporations on the 23rd day of March, 2018.

20.	Articles of Amendment were filed with the Registrar of Corporations on the 21st day of August, 2019.

21.	Articles of Amendment were filed with the Registrar of Corporations on the 7th day of August, 2020.

22.	Section D of the Third Amended and Restated Articles of Incorporation is hereby amended by adding the following paragraph:

“(e) Reverse Stock Split. Effective with the commencement of business on September 23, 2022, the Corporation shall effect a one-for-20 reverse stock split as to its issued and outstanding shares of common stock, par value $0.01 per share.  No fractional shares shall be issued and, in lieu thereof, holders of the Corporation's common stock, par value $0.01 per share, shall receive a cash payment.  As a result of the reverse stock split, the number of issued and outstanding shares of the Corporation's common stock, par value $0.01 per share, shall decrease from 56,723,820 to 2,836,191, as adjusted for the cancellation of fractional shares and which may be further adjusted for the cancellation of fractional shares.  The reverse stock split shall not change the number of registered shares of common stock, par value $0.01 per share, the Corporation is authorized to issue or the par value of the common stock. The stated capital of the Corporation is hereby reduced from $567,238.20 to approximately $28,361.91, which may be further adjusted for the cancellation of fractional shares and the amount of the reduction in stated capital shall be allocated to surplus.”

23.	All other provisions of the Third Amended and Restated Articles of Incorporation shall remain unchanged.

24.
This amendment to the Third Amended and Restated Articles of Incorporation was authorized by vote of the holders of a majority of all outstanding shares of the Corporation with a right to vote thereon at the meeting of shareholders of the Corporation held on September 5, 2022, and by the Corporation’s Board of Directors on September 19, 2022.

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IN WITNESS WHEREOF, I have executed this Amendment to the Restated Articles of Incorporation on this 22nd day of September, 2022.

/s/ Evangelos J. Pistiolis

Name:	Evangelos J. Pistiolis
Title:	Chief Executive Officer